                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 20, 2001
                                                        -----------------



                                KCS ENERGY, INC.

             (Exact name of registrant as specified in its charter)

        Delaware                                        22-2889587
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

5555 San Felipe Road, Houston, TX                         77056
Address of principal executive offices)                (Zip Code)

                                 (713) 877-8006
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
              (Former name, former address and former fiscal year,
                         if changed since last report.)

Item 3.  Bankruptcy or Receivership

         On February 20, 2001, KCS Energy, Inc. and its subsidiaries completed the necessary steps for its plan of reorganization (the "Plan") under Chapter 11 of Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") to go effective and emerged from bankruptcy. On January 30, 2001, the United States Bankruptcy Court for the District of Delaware confirmed the Plan under the Bankruptcy Code after the Plan was accepted by the Company's creditors and stockholders.

         The principal terms of the Plan provided that the Company: 1) secure a new exit facility in the form of either a volumetric production payment or a new secured bank credit facility and repay all amounts outstanding under its existing bank credit facilities, 2) issue $30 million of new convertible preferred stock, 3) pay to the holders of the Company's 11% Senior Notes, on a pro rata basis, cash equal to the sum of (a) $60 million plus the amount of past due accrued and unpaid interest on $60 million of the Senior Notes as of the effective date, compounded semi-annually at 11% per annum and (b) the amount of past due accrued and unpaid interest on $90 million of the Senior Notes as of January 15, 2001, compounded semi-annually at 11% per annum, 4) pay to the holders of the Company's 8-7/8% Senior Subordinated Notes, cash in the amount of past due accrued and unpaid interest as of January 15, 2001, compounded semi-annually at 8- 7/8% per annum, 5) renew the remaining outstanding $90 million principal amount of Senior Notes and $125 million principal amount of Senior Subordinated Notes under the amended indentures governing the Senior Notes and Senior Subordinated Notes, but without a change in interest rates, and
6) pay pre-petition trade creditors in full. Shareholders retained 100% of 29,265,910 shares of common stock, subject to dilution for conversion of the new preferred stock.

         If the new convertible preferred stock were fully converted, the company would have an additional 10 million shares of common stock outstanding.

         A copy of the order of the Bankruptcy Court, including the Plan and the company's press releases dated December 26, 2000 and February 21, 2001 are attached hereto as exhibits.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

    (c)  Exhibits.

         Exhibit 2
         Order of the United States Bankruptcy Court for the District of Delaware confirming the KCS Energy, Inc. Plan of Reorganization.

         Exhibit 99 (a)
         Press release dated December 26, 2000

         Exhibit 99 (b)
         Press release dated February 21, 2001.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               KCS Energy, Inc.




February 28, 2001                             /S/ Frederick Dwyer
                                              ------------------------------
                                                  Frederick Dwyer
                                                  Vice President, Controller
                                                   and Secretary

                                  EXHIBIT INDEX

Exhibit No.              Description
-----------              -----------

    2 Order of the United States Bankruptcy Court for the District of Delaware confirming the KCS Energy, Inc. Plan of Reorganization.

   99(a)      Press release dated December 26, 2000

   99(b)      Press release dated February 21, 2001.